FIRST COMMONWEALTH FINANCIAL CORPORATION

Exhibit 21.1 - SUBSIDIARIES OF FIRST COMMONWEALTH FINANCIAL
               CORPORATION
                                                           Percent Ownership
                                                             By Registrant

        First Commonwealth Bank                                   100%
        22 North Sixth Street
        Indiana, PA  15701

        Southwest Bank                                            100%
        111 South Main Street
        Greensburg, PA  15601

        Unitas Mortgage Corporation                               100%
        17 East High Street
        Carlisle, PA  17013

        Unitas Financial Corporation                              100%
        PO Box 777
        Chambersburg, PA  17201

        Commonwealth Systems Corporation                          100%
        22 North Sixth Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        First Commonwealth Trust Company                          100%
        614 Philadelphia Street
        Indiana, PA  15701
        Incorporated under the laws of Pennsylvania

        First Commonwealth Professional Resources Incorporated    100%
        22 North Sixth Street
        Indiana, PA  15701

        First Commonwealth Capital Trust I                        100%
        22 North Sixth Street
        Indiana, PA  15701

        Commonwealth Trust Credit Life Insurance Company           50%
        100 West Clarendon, Suite 800
        Phoenix, AZ  85013